AMENDMENT NO. 1

                     dated as of September 19, 1995

                                 to the

              SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                       dated as of April 25, 1995

                                between

                     PENRIL DATACOMM NETWORKS, INC.


                                   and

                          SIGNET BANK/MARYLAND

                            TABLE OF CONTENTS







                                                       PAGE



Section 1.  Definitions. . . . . . . . . . . . . . . . . . 1

Section 2.  Amendments to the Amended Agreement. . . . . . 1

Section 3.  Effectiveness. . . . . . . . . . . . . . . . . 2

Section 4.  Integration; Confirmation. . . . . . . . . . . 3

Section 5.  Counterparts. . . . . . .  . . . . . . . . . . 3

Section 6.  Successors and Assigns. .  . . . . . . . . . . 3

Section 7.  Governing Law. . . . . . . . . . . . . . . . . 4

Exhibit A - Form of Guarantor Consent

                             AMENDMENT NO. 1

     This AMENDMENT NO. 1 (This "Amendment No. 1") is dated as of
September 19, 1995 and is between PENRIL DATACOMM NETWORKS, INC., a Delaware corporation (the "Borrower"), and SIGNET
BANK/MARYLAND,  a Maryland banking corporation (the "Bank").

     The Borrower and the Bank are parties to a Second Amended and Restated Credit Agreement dated as of April 25, 1995 (the "Amended Agreement"). The Borrower has requested the Bank to amend the Amended Agreement in certain respects. The Bank is agreeable to the Borrower's request, all on the terms and conditions set forth in this Amendment No. 1. Accordingly, the parties hereto agree as follows:

     Section 1. Definitions. Terms used herein and not defined which are defined in the Amended Agreement shall have for the purposes hereof the respective meanings set forth therein.

     Section 2.  Amendments to the Amended Agreement.

     (a) Section 5.5 of the Amended Agreement is hereby amended to read in full as follows:

     Section 5.5 Consolidated EBITDA to Consolidated Interest Expense. The ratio of Consolidated EBITDA to Consolidated Interest Expense on the last day of each fiscal quarter specified below, in each case computed for the four consecutive fiscal quarters ending on such date, will not be less than the ratio set forth below for such fiscal quarter. For purposes of this
Section 5.5, a negative ratio greater than one set forth below (e.g. a ratio of (5.0) to 1.0 for the fiscal quarter ended October 31, 1995) would be a ratio less than the agreed minimum ratio of (4.906) to 1.0 for that quarter. Similarly, a positive ratio less than one set forth below would be a ratio less than the agreed minimum.

Fiscal Quarter Ended                    Minimum Ratio
---------------------                   -------------

July 31, 1995                           (4.202) to 1.0
October 31, 1995                        (4.906) to 1.0
January 31, 1996 and                    (4.917) to 1.0
  each fiscal quarter thereafter

     (b) Section 5.6 of the Amended Agreement is hereby amended to read in full as follows:

     Section 5.6 Consolidated EBITDA to Adjusted Fixed Charges. The ratio of Consolidated EBITDA (determined without adding to Consolidated Net Income Consolidated Interest Expense in respect of Revolving Loans and in respect of Subordinated Debt) to Adjusted Fixed Charges (determined without adding the amount of the payment required under Section 2.10 (c)) on the last day of each fiscal quarter set forth below (computed for that quarter alone) will not be less than the ratio set forth below for such fiscal quarter. For purposes of this Section 5.6, a negative ratio greater than one set forth below (e.g. a ratio of (2.100) to 1.0 for the fiscal quarter ended October 31, 1995) would be a ratio less than the agreed minimum ratio of (2.035) to 1.0 for that quarter. Similarly, a positive ratio less than one set forth below would be a ratio less than the agreed minimum.

Fiscal Quarter Ended                    Minimum Ratio
--------------------                    -------------
July 31, 1995                           (1.177) to 1.0
October 31, 1995                        (2.035) to 1.0
January 31, 1996 and                    (8.261) to 1.0
  each fiscal quarter thereafter

  (c) Section 8.1(i) of the Amended Agreement is hereby amended to read in full as follows:

     (i) the Borrower shall (A) fail to repay the Term Loans and the Acquisition Loan with Net Sale Proceeds pursuant to Section 2.10(c) by an aggregate amount of $2,000,000 prior to 1:00 P.M. (local time in Bethesda, Maryland) on December 31, 1995 or (B) the Borrower shall otherwise fail to pay when due any principal of or interest on any Loan, any fee or other amount payable hereunder to under the Notes or any other Loan Document;

     Section 3. Effectiveness. This Amendment No. 1 shall become effective as of July 31, 1995 on the date (the "Effective Date") when the last of the following conditions shall have been satisfied:


     (i) the Bank shall have received counterparts of this Amendment No. 1 duly executed by itself and the Borrower;

     (ii)  The Bank shall have received counterparts of Guarantor
Consents and Agreements, substantially in the form of Exhibit A to this Amendment No. 1, duly signed by each Guarantor;

     (iii) the fact that the representations and warranties of the Borrower contained in the Amended Agreement shall be true on and as of the Effective Date;

     (iv) the Bank shall have received all documents it may reasonably request relating to the existence of the Borrower and its authority to execute, deliver and perform this Amendment No. 1, and the validity of this Amendment No. 1 and any other matters relevant hereto, all in form and substance satisfactory to the Bank, and

     (v) the borrower shall have received net cash proceeds of not less than $1,500,000 from the sale or issuance of its capital stock and shall have applied at least $1,500,000 of such proceeds to repay the Acquisition Loan or the Term Loans in the order required as if such net proceeds were net Sale Proceeds under
Section 2.10(c) (ii), (iii) or (iv).

On the Effective Date, the Amended Agreement will be automatically amended as set forth herein, effective as of July
31, 1995. On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the Amended Agreement as amended by this Amendment No. 1.

     Section 4. Integration; Confirmation. On and after the Effective Date, each reference in the Amended Agreement to "this Agreement", "herein", "hereunder" or words of similar import, and each reference to any other document delivered in connection with the Amended Agreement to the "Credit Agreement", the "Amended Agreement" or the "Amended and Restated Credit Agreement" shall be deemed to be a reference to the Amended Agreement as amended by this Amendment No. 1, all other terms and provision of the Amended Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects.

     Section 5. Counterparts. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, all of which taken together shall constitute a single integrated agreement with the same effect as if the signatures thereto and hereto were upon the same instrument. Complete sets of counterparts shall be lodged with the Borrower and the Bank.

     Section 6. Successors and Assigns. The provisions of this Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any successor or assignee arising by operation of law.

     Section 7. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date and year first above written.


                              PENRIL DATACOMM NETWORKS, INC.


                              By:   \s\R.D. Rose
                                 ----------------------------
                                   Title:  CFO

                              1300 Quince Orchard Blvd.
                              Gaithersburg, Maryland 20878
                              Telecopier Number: (301) 948-5761

                              with a copy to:

                              Richard D. Margolis, Esq.
                              Benesch, Friedlander, Coplan
                                & Aronoff
                              2300 BP America Building
                              200 Public Square
                              Cleveland, Ohio  44114
                              Telephone Number: (216) 363-4500
                              Telecopier Number: (216) 363-4588

                              SIGNET BANK/MARYLAND

                              By:  \s\Michele Riley Levenson
                                 ----------------------------
                                   Title: Vice President

                              7799 Leesburg Pike, Suite 500
                              Falls Church, Virginia  22043
                              Telecopier Number: (703) 506-9712

                              with a copy to:

                              Brian D. Murphy, Esq.
                              McGuire, Woods, Battle & Boothe
                              One James Center
                              Richmond, Virginia  23219
                              Telephone Number: (804) 775-4332
                              Telecopier Number: (804) 775-1062
EXHIBIT A



September 19, 1995



Signet Bank/Maryland
Commercial Lending
7700 Wisconsin Avenue
Suite 400
Bethesda, Maryland  20814

Ladies and Gentlemen:

     Penril Datacomm Networks, Inc., a Delaware corporation ("Penril"), and Signet Bank/Maryland ("the Bank") are parties to a Second Amended and Restated Credit Agreement dated as of April 25, 1995 (the "1995 Credit Agreement"). Penril is obligated under the 1995 Credit Agreement to use the proceeds of all Revolving Loans available thereunder for its and its Restricted Subsidiary's general working capital requirements and to advance a not insubstantial portion of the proceeds of Revolving Loans to its Restricted Subsidiaries. Each of the undersigned is a Restricted Subsidiary of Penril.

     Each of the undersigned (a "Guarantor" and collectively the "Guarantors") has guaranteed to the Bank the full payment and performance of all Penril's obligations under the 1995 Credit Agreement pursuant to a Guaranty dated as of the respective dates set forth on Schedule 1 hereto (each a "Guaranty" and collectively the "Guaranties"), and secured its guaranty with the grant of a security interest in favor of the Bank in all of its tangible and intangible personal property pursuant to a Security Agreement (or, in the case of Penril Datacomm, Ltd., a Debenture) dated as of the respective dates set forth on
Schedule 1 hereto (the "Security Agreement"), each between a Guarantor and the Bank.

     By reason of the violation of the covenants in Sections 5.5 and 5.6 of the Credit Agreement for its fiscal quarter ended July 31, 1995, Penril is in Default under the 1995 Credit Agreement. Penril has requested the Bank to waive this Default, to modify Sections 5.5 and 5.6 of the Credit Agreement to conform to Penril's current financial projections and to make certain other changes to the 1995 Credit Agreement. The Bank is agreeable thereto, all on the terms and conditions set forth in Amendment No. 1 dated as of the date hereof ("Amendment No. 1") to the 1995 Credit Agreement.

     Each Guarantor acknowledges that it is familiar with the contents of Amendment No. 1. Each Guarantor further acknowledges that it has, independently and without reliance on the Bank, and based on such financial and other information as it has deemed appropriate, made its own analysis of Penril's condition and of its ability to perform its obligations under the 1995 Credit Agreement, as amended by Amendment No. 1 (the "Amended Agreement"), and the Notes referred to therein.

     Each Guarantor hereby consents to the changes to the 1995 Credit Agreement effected by Amendment No. 1 and acknowledges and agrees that its obligations under its Guaranty shall continue in full force and effect from and after the effectiveness of Amendment No. 1. Each Guarantor acknowledges and agrees that the obligations of Penril under the Amended Agreement shall continue in all respects to constitute "Obligations" guaranteed under each Guaranty.

     This Consent may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Consent shall become effective as to each Guarantor when the Bank shall have received counterparts hereof (which may be delivered by telecopier or other means of facsimile transmission) signed by such Guarantor.

                              PENRIL ELECTRONICS INC.

                              By: \s\R.D. Rose
                                 ----------------------
                                   Title: Secretary

                              PENRIL TECHNOLOGIES INC.

                              By: \s\R.D. Rose
                                 ----------------------
                                   Title: Secretary

                              TECHNIPOWER INC.

                              By: \s\R.D. Rose
                                 ----------------------
                                   Title: Secretary

                              ELECTRO-METRICS INC.

                              By: \s\R.D. Rose
                                 ----------------------
                                   Title: Secretary

                              DATABILITY INC.

                              By:  \s\R.D. Rose
                                 ----------------------
                                   Title: Secretary

                              PENRIL INTERNATIONAL, LTD.

                              By: \s\R.D. Rose
                                 ----------------------
                                   Title: President

                              PENRIL DATACOMM, LTD.

                              By: \s\R.D. Rose
                                 ----------------------
                                   Title: Secretary

                              PENRIL (FAR EAST) LIMITED

                              By: \s\R.D. Rose
                                 ----------------------
                                   Title: Director

                              PENRIL POWER SYSTEMS, INC.

                              By: \s\R.D. Rose
                                 ----------------------
                                   Title: Director

EXHIBIT 1





GUARANTOR                                  DATE OF GUARANTY
---------                                  ----------------
PENRIL ELECTRONICS INC.                      MAY 6, 1993
PENRIL TECHNOLOGIES, INC.                    MAY 6, 1993
TECHNIPOWER INC.                             MAY 6, 1993
ELECTRO-METRICS INC.                         MAY 6, 1993
DATABILITY INC.                              MAY 6, 1993
PENRIL INTERNATIONAL, LTD.                   OCTOBER 27, 1993
PENRIL DATACOMM, LTD.                        OCTOBER 15, 1993
PENRIL (FAR EAST) LIMITED                    DECEMBER 22, 1993
PENRIL POWER SYSTEMS, INC.                   MAY 18, 1995